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                                                                    EXHIBIT 23.2
                                                                    ------------

                                 April 3, 1998


Prentiss Properties Trust
3890 W. Northwest Highway, Suite 400
Dallas, Texas  75220

                    Re: Registration Statement on Form S-3: $716,561,172.12 of Common Shares of Beneficial Interest and Preferred Shares of Beneficial Interest.

Ladies and Gentlemen:

     We hereby consent to the use of the name of our firm in the above-referenced Registration Statement under the caption "Legal Opinions." In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

                         Very truly yours,

                         BALLARD, SPAHR, ANDREWS & INGERSOLL, LLP